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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statements of The News Corporation Limited (Form F-3) and of Fox Entertainment Group, Inc. (Form S-3) for the registration of US$1,655,000,000 0.75% Senior Exchangeable BUCS and to the incorporation by reference therein of our report dated March 25, 2003, with respect to the consolidated financial statements of Gemstar-TV Guide International, Inc. and subsidiaries included in The News Corporation Limited's Annual Report (Form 20-F/A) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Los Angeles, California
June 27, 2003